SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 6/30/2006
FILE NUMBER 811- 1540
SERIES NO.: 32

72DD 1 Total income dividends for which record date
          passed during the period. (000's Omitted)
       Class A                                             $   8,801
     2 Dividends for a second class of open-end company
          shares (000's Omitted)
       Class B                                             $   3,446
       Class C                                             $   1,377
       Class R                                             $      64
       Investor Class                                      $   3,516
       Institutional Class                                 $       1

73A.   Payments per share outstanding during the entire
          current period: (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                             $ 000.141
     2 Dividends for a second class of open-end company
          shares (form nnn.nnnn)
       Class B                                             $000.0943
       Class C                                             $000.0943
       Class R                                             $000.1257
       Investor Class                                      $ 000.141
       Institutional Class                                 $000.1711

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                                62,365
     2 Number of shares outstanding of a second class of
          open-end company shares (000's omitted)
       Class B                                                33,899
       Class C                                                14,324
       Class R                                                   522
       Investor Class                                         24,193
       Institutional Class                                         8

74V. 1 Net asset value per share (to nearest cent)
       Class A                                             $   12.25
     2 Net asset value per share of a second class of
          open-end company shares (to nearest cent)
       Class B                                             $   12.22
       Class C                                             $   12.23
       Class R                                             $   12.24
       Investor Class                                      $   12.24
       Institutional Class                                 $   12.24